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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 22, 2000 included in Mandalay Resort Group's Annual Report on Form 10-K for the year ended January 31, 2000, and to all references to our Firm included in or made a part of this Form S-4 registration statement.

                                                     /s/ ARTHUR ANDERSEN LLP

Las Vegas, Nevada
August 14, 2000